Alcoa and subsidiaries                                EXHIBIT 15

                                                      July 10, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:   Alcoa Inc.


1.   Form S-8 (Registration  Nos.33-24846,  333-32516,  333-91331 and 333-36214)
     Alcoa Savings Plan for Salaried Employees; Alcoa Savings Plan for Non-Bargaining Employees; Alumax Inc. Thrift Plan for Salaried Employees; Alumax Inc. Thrift Plan for Collectively Bargained Employees; Reynolds Metals Company Savings and Investment Plan for Salaried Employees; Reynolds Metals Company Savings Plan for Hourly Employees; and Employees Savings Plan

2.   Form  S-8  (Registration  Nos.33-22346,   33-49109,  33-60305,   333-27903,
     333-62663,  333-79575,  333-36208, 333-37740 and 333-39708) Long Term Stock
     Incentive Plan; Alumax Inc. Long Term Incentive and Employee Equity Ownership Plans; Alcoa Stock Incentive Plan; Reynolds Metals Company 1999 Nonqualified Stock Option Plan; Reynolds Metals Company 1996 Nonqualified Stock Option Plan; Reynolds Metals Company 1992 Nonqualified Stock Option Plan; Reynolds Metals Company 1987 Nonqualified Stock Option Plan; Cordant Technologies Inc. 1989 Stock Awards Plan; Cordant Technologies Inc. 1996 Stock Awards Plan; Howmet International Inc. Amended and Restated 1997 Stock Awards Plan

3. Form S-3 (Registration No. 33-60045), Form S-3 (Registration No. 33-64353) and Form S-3 (Registration No. 333-59381) Debt Securities and Warrants to Purchase Debt Securities, Preferred Stock and Common Stock of the Company and Trust Preferred Securities of Alcoa Trust I

4. Form S-4 (Registration No. 333-58227 and 333-93849) Registration of Alcoa common stock, par value $1.00 per share


Ladies and gentlemen:

We are aware that our report dated July 10, 2000, accompanying interim financial information of Alcoa Inc. and subsidiaries for the three-month and six-month periods ended June 30, 1999 and 2000, is incorporated by reference in the registration statements referred to above. Pursuant to Rule 436 (c) under the Securities Act of 1933, this report should not be considered as part of a registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

Very truly yours,


/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

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